    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1998
                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             CV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                                                   43-1570294
  (State or other jurisdiction of                                           (I.R.S. Employer Identification No.)
   incorporation or organization)

                           --------------------------

                     3172 PORTER DRIVE PALO ALTO, CA 94304
                                 (650) 812-0585
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           --------------------------

                          LOUIS G. LANGE, M.D., PH.D.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304
                                 (650) 812-0585
           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

       ALAN C. MENDELSON, ESQ.                     DAVID J. SEGRE, ESQ.
      DEBORAH A. MARSHALL, ESQ.               CHRISTOPHER K. SADEGHIAN, ESQ.
          COOLEY GODWARD LLP                 WILSON SONSINI GOODRICH & ROSATI
        FIVE PALO ALTO SQUARE                    PROFESSIONAL CORPORATION
         3000 EL CAMINO REAL                        650 PAGE MILL ROAD
     PALO ALTO, CALIFORNIA 94306                   PALO ALTO, CA 94304
            (650) 843-5000                            (650) 493-9300

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM
                                                                             OFFERING        PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO        PRICE PER SHARE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED              BE REGISTERED (1)          (2)          OFFERING PRICE (2)   REGISTRATION FEE
Common Stock, $0.001 par value....................       620,000              $8.25             $5,115,000            $1,509

(1) Includes 20,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(2) 1,955,000 shares were registered on a registration statement on Form S-3 (File No. 333-43735), of which a filing fee of $5,263 was previously paid with the earlier registration statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This registration statement relates to the public offering of Common Stock of CV Therapeutics, Inc. contemplated by a Registration Statement on Form S-3. (File No. 333-43735) (the "Prior Registration Statement") which was declared effective by the Securities and Exchange Commission on January 21, 1998, and is filed solely to increase the number of shares to be offered in such offering by 620,000 shares (including up to 20,000 additional shares that may be sold pursuant to the Underwriters' over-allotment option). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 21, 1998.

                       CV THERAPEUTICS, INC.

                       By:           /S/    LOUIS G. LANGE, M.D., PH.D.

             -------------------------------------------------------------------
                                       Louis G. Lange, M.D., Ph.D.
                             Chairman of the Board & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capabilities and on the date indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------  ------------------
             /s/    LOUIS G. LANGE, M.D., PH.D.         Chairman of the Board & Chief
     -------------------------------------------         Executive Officer (Principal           January 21, 1998
             Louis G. Lange, M.D., Ph.D.                 Executive Officer)

                          *
     -------------------------------------------        Chief Financial Officer (Principal      January 21, 1998
                 Daniel K. Spiegelman                    Financial and Accounting Officer)

                          *
     -------------------------------------------        Director                                January 21, 1998
                  Samuel D. Colella

                          *
     -------------------------------------------        Director                                January 21, 1998
                  Thomas L. Gutshall

                          *
     -------------------------------------------        Director                                January 21, 1998
                   David P. Holveck

                          *
     -------------------------------------------        Director                                January 21, 1998
            Barbara J. McNeil, M.D., Ph.D.

                          *
     -------------------------------------------        Director                                January 21, 1998
                J. Leighton Read, M.D.

                          *
     -------------------------------------------        Director                                January 21, 1998
            Costa G. Sevastopoulos, Ph.D.

                          *
     -------------------------------------------        Director                                January 21, 1998
                     Isaac Stein

      *By     /s/    LOUIS G. LANGE, M.D., PH.D.
       ---------------------------------------
             LOUIS G. LANGE, M.D., PH.D.
                  (ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                              EXHIBITS
---------  --------------------------------------------------------------------------------------------
   1.1*    Underwriting Agreement.
   5.1     Opinion of Cooley Godward Castro LLP as to legality of the Common Stock
  23.1     Consent of Ernst & Young LLP, Independent Auditors
  23.2     Consent of Cooley Godward Castro LLP (included in Exhibit 5.1)

------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-3 No. 333-43735.